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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 6, 2001
(Date of Earliest Event Reported)

Tenet Healthcare Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdicion of incorporation)	1-7293 (Commission File Number)	95-2557091 (IRS Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

    On November 6, 2001, Tenet Healthcare Corporation (the "Company") completed an offering of $550,000,000 aggregate principal amount of its 5 3/8% Senior Notes Due 2006, $1,000,000,000 aggregate principal amount of its 6 3/8% Senior Notes Due 2011 and $450,000,000 aggregate principal amount of its 6 7/8% Senior Notes Due 2031 to qualified institutional buyers through a private placement pursuant to Rule 144A. Because the notes were offered through a private placement, they have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

    The terms and conditions of the notes are set forth in the Indenture dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.1 hereto, the First Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.2 hereto, the Second Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.3 hereto, and the Third Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.4 hereto.

Item 7. Financial Statements and Exhibits

(c)
Exhibits.

4.1
Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.

4.2
First Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.

4.3
Second Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.

4.4
Third Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER
Name:	Stephen D. Farber
Title:	Senior Vice President and Treasurer

Date: November 9, 2001

Exhibit Index

4.1	Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.
4.2	First Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.
4.3	Second Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.
4.4	Third Supplemental Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee.

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SIGNATURE
Exhibit Index